EXHIBIT 32.1

FORTUNET, INC.
CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of FortuNet, Inc. (the “Company”) for the three months ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Yuri Itkis, as Chief Executive Officer of the Company, and William R. Jacques, Jr., as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: August 14, 2006	By:	/s/ Yuri Itkis
Yuri Itkis Chief Executive Officer

Dated: August 14, 2006	By:	/s/ William R. Jacques, Jr.
William R. Jacques, Jr. Chief Financial Officer